Exhibit 16.1

January 29, 2015

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:     IL2M, Inc.

File Ref. No. 333-176587

We have read the statements of IL2M International, Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated January 24, 2015 and agree with such statements as they pertain to our firm.

Regards,

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants